A special meeting of the fund's shareholders was held on August 16, 2006. The results of votes taken among shareholders on the proposal before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees. A
	# of Votes	% of Votes
Dennis J. Dirks
Affirmative	52,387,269,858.35	95.273
Withheld	2,599,115,061.01	4.727
TOTAL	54,986,384,919.36	100.000
Albert R. Gamper, Jr.
Affirmative	52,328,534,585.95	95.166
Withheld	2,657,850,333.41	4.834
TOTAL	54,986,384,919.36	100.000
Robert M. Gates
Affirmative	52,235,001,302.78	94.996
Withheld	2,751,383,616.58	5.004
TOTAL	54,986,384,919.36	100.000
George H. Heilmeier
Affirmative	52,218,010,993.21	94.965
Withheld	2,768,373,926.15	5.035
TOTAL	54,986,384,919.36	100.000
Edward C. Johnson 3d
Affirmative	52,048,509,003.44	94.657
Withheld	2,937,875,915.92	5.343
TOTAL	54,986,384,919.36	100.000
Stephen P. Jonas
Affirmative	52,364,779,950.19	95.232
Withheld	2,621,604,969.17	4.768
TOTAL	54,986,384,919.36	100.000
James H. KeyesB
Affirmative	52,264,379,752.99	95.050
Withheld	2,722,005,166.37	4.950
TOTAL	54,986,384,919.36	100.000
Marie L. Knowles
Affirmative	52,310,257,059.95	95.133
Withheld	2,676,127,859.41	4.867
TOTAL	54,986,384,919.36	100.000
Ned C. Lautenbach
Affirmative	52,336,785,222.34	95.181
Withheld	2,649,599,697.02	4.819
TOTAL	54,986,384,919.36	100.000
William O. McCoy
Affirmative	52,118,405,666.09	94.784
Withheld	2,867,979,253.27	5.216
TOTAL	54,986,384,919.36	100.000
Robert L. Reynolds
Affirmative	52,306,125,604.34	95.126
Withheld	2,680,259,315.02	4.874
TOTAL	54,986,384,919.36	100.000
Cornelia M. Small
Affirmative	52,339,483,586.86	95.186
Withheld	2,646,901,332.50	4.874
TOTAL	54,986,384,919.36	100.000
William S. Stavropoulos
Affirmative	52,212,552,488.73	94.955
Withheld	2,773,832,430.63	5.045
TOTAL	54,986,384,919.36	100.000
Kenneth L. Wolfe
Affirmative	52,257,239,875.02	95.037
Withheld	2,729,145,044.34	4.963
TOTAL	54,986,384,919.36	100.000
A Denotes trust-wide proposal and voting results. B Effective on or about January 1, 2007.